CSW International, Inc.
                         Investments in Project Parents
                       For the Quarter ended June 30, 1997
                                   (thousands)


                 Project          Wholly Owned
Facility         Parent           Subsidiary Of      Description      Investment
---------------  ---------------  -----------------  --------------- -----------


Enerteck, S.A.   CSW              Central and South  Construction
de C.V.          International,   West Corp.         Loan/Development    $18,502
                 Inc.                                Costs

Energia          CSW              Central and South  Additional
Internacional    International,   West Corp.         Paid-in-Capital/        104
de CSW           Inc.                                Development Costs